As filed with the Securities and Exchange Commission on ________________________.	Registration No. _________________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MONTEREY VENTURES INC.
(Name of small business issuer in its charter)

Nevada	1081	Not Available
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

MONTEREY VENTURES INC. 4454 West 14th Avenue Vancouver, British Columbia Canada V6R 2Y3 (604) 224-3331	Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box.
[ ]

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CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	2,000,000	$0.10	$200,000	$ 100.00

[1]Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

MONTEREY VENTURES INC.
Shares of Common Stock
No Minimum - 4,000,000 Maximum

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Our common stock will be sold by our sole officer and director.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Price Per Share	Aggregate Offering Price	Proceeds to Us
Common Stock	$0.10	$200,000	$165,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Its illegal to tell you otherwise.

The date of this prospectus is ____________________.

TABLE OF CONTENTS

Page No.
Summary of Prospectus	5
Risk Factors	6
Risks associated with Monterey Ventures:	6
Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.	6
We lack an operating history and have losses which we expect to continue into the future.	6
We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold that production will be profitable.	7
If we don=t raise enough money for exploration, we will have to delay exploration or go out of business.	7
Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.	7
Because we are small and do not have much capital, we must limit our exploration and as a result may not find mineralized material.	7
We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.	7
Because Mr. Tuer will only be devoting 10% of his time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.	7
Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.	8
Risks associated with this offering:	8
Because our sole officer and director will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you may not be able to elect any directors.	8
Because Mr. Tuer is risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.	8
Because there is no public trading market for our common stock, you may not be able to resell you stock.	8
Because there is no minimum number of shares that must be sold, we will not refund any money to you even if we don=t raise enough money to start exploration.	8
Use of Proceeds	9
Determination of Offering Price	10
Dilution of the Price You Pay for Your Shares	10
Plan of Distribution; Terms of the Offering	13
Business	16
Managements Discussion and Analysis of Financial Condition and Results of Operations	22
Management	24
Executive Compensation	25
Principal Shareholders	26
Description of Securities	27
Certain Transactions	28
Litigation	28
Experts	29
Legal Matters	29
Financial Statements	29

SUMMARY OF OUR OFFERING

Our Business

We are an exploration stage corporation. We own one property. The one property consists of four mining claims. We intend to explore for gold on the property.

Our administrative office is located at 4454 West 14th Avenue, Vancouver, British Columbia, Canada V6R 2Y3, telephone (604) 224-3331 and our registered statutory office is located at 3110 East Sunset Road, Suite H1, Las Vegas, Nevada 89120. Our fiscal year end is August 31.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to us	Approximately $165,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,000,000

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of August 31, 2001 (Audited)
Balance Sheet Total Assets Total Liabilities Stockholders Equity	$ $ $	3,176 20,281 (17,105)
Income Statement Revenue Total Expenses Net Loss	$ $ $	-0- 22,105 (22,105)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Monterey Ventures:

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $35,000 from our offering, we may have to suspend or cease operations within four months.

2. We lack an operating history and have losses which we expect to continue into the future.

We were incorporated in January 2001 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $22,105. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

* our ability to locate a profitable mineral property
* our ability to generate revenues
* our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no known ore reserves and we cannot guarantee we will find any gold or if we find gold that production will be profitable.

We have no known ore reserves. We have not identified any gold on the property and we cannot guaranty we will ever find any gold. Even if we find that there is gold on our property, we cannot guaranty that we will be able to recover the gold. Even if we recover gold, we cannot guaranty that we will make a profit.

4. If we don't raise enough money for exploration, we will have to delay exploration or go out of business.

We are in the very early exploration state and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations.

5. Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassible. When roads are impassible, we are unable to work and generate income.

6. Because we are small and do not have much capital, we must limit our exploration and as a result may not find mineralized material.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, even though our property may contain mineralized material.

7. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

8. Because Mr. Tuer will only be devoting 10% of his time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

Because Mr. Tuer, our sole officer and director will only be devoting 10% of this time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Tuer. As a result, exploration of our property may be periodically interrupted or suspended.

9. Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.

Title to our property is not held in our name. Title to our property is recorded in the name of James R. Tuer. If Mr. Tuer transfers our property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations.

Risks associated with this offering:

10. Because our sole officer and director will own more than 50% of the outstanding shares after this offering, he will be able to decide who will be directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Tuer will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Mr. Tuer will be able to elect all of our directors and control our operations.

11. Because Mr. Tuer is risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

Mr. Tuer, our only shareholder, will receive a substantial benefit from your investment. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will loose your investment while Mr. Tuer will lose only approximately $5,000, the cost of his common shares.

12. Because there is no public trading market for our common stock, you may not be able to resell you stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

13. Because there is no minimum number of shares that must be sold, we will not refund any money to you even if we don't raise enough money to start exploration.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The table below sets forth the use of proceeds if 25%, 50%, 75% and 100% of the offering is sold.

	25%		50%		75%		100%
Gross proceeds Offering expenses Net proceeds	$ $ $	50,000 35,000 15,000	$ $ $	100,000 35,000 65,000	$ $ $	150,000 35,000 115,000	$ $ $	200,000 35,000 165,000

The net proceeds will be used as follows:

Exploration Working capital	$ $	10,000 5,000	$ $	60,000 5,000	$ $	110,000 5,000	$ $	155,000 10,000

Proceeds will be first used to pay the offering expenses, then for exploration, and then for working capital. If there is not enough money to pay the offering expenses, the unpaid portion will be accrued as a liability.

If less than $35,000 is raised in this offering, the money will be paid in the following order: (1) legal services; (2) accounting fees; (3) engineering fees; (4) fees due the transfer agent; and, (5) printing expenses.

Exploration expenditures consist of consulting services, costs of obtaining geologic literature, costs of obtaining personal interviews with geologists, mining engineers and others familiar with the properties. Exploration expenditures also include the cost of mapping, geophysical testing, geochemical testing, and digging trenches, pits and tunnels. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. We cannot allocate specific amounts to the specific items. That is because we do not know what we will find, if anything.

We have allocated up to $20,000 for research, geologic mapping, geophysical testing geochemical testing of the property and the initiation of trenching. $40,000 has been allocated for the initial examination of the underground characteristics of the vein structure, further trenching and drift driving. Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Finally, we have allocated $95,000 for precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body through extensive drift driving. Money received from the offering for exploration will be applied in the order of the foregoing items.

We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. If we attempted to be too specific, every time an event occurred that would change our allocation, we would have to amend this registration statement. We believe that the process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that we would have to spend money for legal fees which could spent on exploration.

Working capital is the cost related to operating our office. It is comprised of expenses for telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, and the salary of one secretary, if needed,

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

* our lack of operating history
* the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
* our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of August 31, 2001, the net tangible book value of our shares of common stock was a deficit of $17,105 or approximately $(0.003) per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the August 31 shares to be outstanding will be $182,895 or approximately $0.026 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.029 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.026 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $132,895 or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.023 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $82,895, or approximately $0.013 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.013 per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $32,895, or approximately $0.006 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.009 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.006 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.6% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.4% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000, or approximately $0.001 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.1% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.9% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000, or approximately $0.001 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.7% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.3% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000, or approximately $0.001 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9.1% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.9% of the total number of shares then outstanding, for which they have made contributions of cash totaling $5,000, or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders

Price per share
Net tangible book value per share before offering
Net tangible book value per share after offering
Increase to present stockholders in net tangible book value per share after offering
Capital contributions
Number of shares outstanding before the offering
Number of shares after offering held by existing stockholders
Percentage of ownership after offering

$ $ $ $ $	0.10 (0.003) 0.026 0.023 200,000 5,000,000 5,000,000 71.4%

Purchasers of Shares in this Offering if all Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.074 200,000 2,000,000 28.6%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.08 150,000 1,500,000 23.1%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.087 100,000 1,000,000 16.7%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.094 50,000 500,000 9.1%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through James R. Tuer, our sole officer and director. Mr. Tuer will receive no commission from the sale of any shares. Mr. Tuer will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not statutory disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Tuer is not statutorily disqualified, is not being compensated, and is not associated with a broker-dealer. Mr. Tuer is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Tuer has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

We intend to sell our shares in the states of New York, Illinois, Georgia, Wyoming, Colorado, New York, New Jersey and/or Washington D.C.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15g of the Securities Act of 1933, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15g and Rules 15g-1 through 15g-6 apply to broker-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker-dealers. They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "MONTEREY VENTURES INC."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber,

without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

BUSINESS

General

We were incorporated in the State of Nevada on January 16, 2001. We are engaged in the acquisition and exploration of mining properties. We maintain our statutory registered agent's office at 3110 E. Sunset Road, Suite H1, Las Vegas, Nevada 89120 and our business office is located at 4454 West 14th Avenue, Vancouver, British Columbia, Canada V6R 2Y3. Our telephone number is (604) 224-3331. This is the home of our sole officer, director and shareholder. We use the office on a rent free basis.

We have no plans to change its business activities or to combine with another business, and is not aware of any events or circumstances that might cause its plans to change.

Background

We are an exploration stage company. There is no assurance that a commercially viable mineral deposit exists on our property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

In January 2001, James R. Tuer our sole officer and director member of the board of directors, arranged the staking of one property containing four mining claims in British Columbia, Canada. The claims were staked by Richard S. Simpson. Canadian jurisdictions allow a mineral explorer to claim of portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area. This process is known as staking. Mr. Tuer paid Mr. Simpson $500 and promised to issue him 2,000 free trading shares of our common stock. The claims are recorded in Mr. Simpson's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. To date we have not performed any work on our property.

Under British Columbia provincial law, if the title is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax, and file as a foreign corporation.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia. In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's property is one such acquisition. Accordingly, fee simple title to the Company's property resides with the Crown. The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act . The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings or improvements.

To date we have not performed any work on the property. We are presently in the exploration stage and we cannot guaranty that a commercially viable mineral deposit, a reserve, exists in the property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility.

Location and Access

The property is located in the Nicola Mining Division, approximately 20 kilometers east of the town of Merritt, British Columbia, Canada.

Physiography

The property lies between elevations of 2,000 feet and 3,000 feet. The terrain is gently slopping. Vegetation consists mainly of deciduous trees and scattered pine trees.

The property is snow-free from March to December, providing a nine to ten month exploration season.

Property Geology

The major type of rocks found on the property are of the nicola group of rocks including meta-sediments, volcanics and granatoid rocks. Gold and copper are found in such formations. As of the date hereof, we have not found or determined if gold and copper are located on our property.

Our Proposed Exploration Program

Our success depends upon finding mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. If we don't find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

In addition, we may not have enough money to complete our exploration of our property. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cant raise it, we will have to suspend or cease operations.

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

We do not know if we will find gold. We believe that activities occurring on adjoining properties are not material to our activities. The reason is that what ever is located under adjoining property may or may not be located under our property.

Our exploration program is designed to economically explore and evaluate our properties.

We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases:

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area.

Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

* more extensive trenching
* more advanced geophysical work
* drift driving

Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals . The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

Phase 2 will take about 3 months and cost up to $40,000.

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $95,000.

The breakdown of estimated times and dollars for each phase was made by the board of directors.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete and phase of exploration because we don't have enough money, we will cease operations until we raise more money. If we cant or don't raise more money, we will cease operations. If we cease operations, we don't know what we will do and we dont have any plans to do anything.

We cannot provide you with a more detailed discussion of how our exploration program will work and what we expect will be our likelihood of success. That is because we have a piece of raw land and we intend to look for gold. We may or may not find any mineralized material. We hope we do, but it is impossible to predict the likelihood of such an event.

We will not move on to a subsequent phase until the phase we are working on is completed.

We do not have any plan to take the Company from phase 3 exploration to revenue generation. That is because we have not found anything yet and it is impossible to project revenue generation from nothing.

We anticipate starting exploration operations within thirty days of the completion of this offering.

Competitive Factors

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from out property. Readily available gold markets exist in Canada and around the world for the sale of gold. Therefore, we will be able to sell any gold that we are able to recover.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

* locating claims
* posting claims
* working claims
* reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1. Health and Safety
2. Archaeological Sites
3. Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only 'cost and effect' of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property. We cannot speculate on those costs in light of our ongoing plans for exploration.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employee will be James R. Tuer, our sole officer and director.

Employees and Employment Agreements

At present, we have no employees, other than Mr. Tuer, our sole officer and director, who was not compensated for his service. Mr. Tuer is a part-time employee and will devote about 10% of this time to our operation. Mr. Tuer does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to Mr. Tuer. Mr. Tuer will handle our administrative duties. Because Mr. Tuer is inexperienced with exploration, he will hire qualified persons to perform the surveying, exploration, and excavating of our property. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in Monterey Ventures. We must raise cash to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. It depends upon the amount of exploration we conduct and the cost thereof. We wont know that information until we begin exploring our property. We will not begin exploration of our property until we raise money from this offering.

To meet our need for cash we are attempting to raise money from this offering. We cannot guaranty that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied to exploration. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our sole officer, however, our sole officer is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last a year. If we raise less than the maximum amount, we do not believe the money will last a year. If we raise less than the maximum amount and we need more money we will have to revert obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

We will be conducting research in the form of exploration of our property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a body of ore and we have determined it is economical to extract the ore from the land.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we dont have enough money, we will cease operations until we raise more money. If we can't or don't raise more money, we will cease operations. If we cease operations, we dont know what we will do and we dont have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Limited Operating History; Need for Additional Capital

There is no historical financial information about Monterey Ventures upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guaranty we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on January 16, 2001

We just recently acquired our first property. We have staked the property and will begin Phase I of our exploration plan upon completion of this offering. We expect to start Phase I within one week of completing our public offering.

Since inception, we have used our common stock to raise money for the property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by the sale of shares from inception on January 16, 2001 to August 31, 2001 was $5,000. In addition accounts payable of $20,281 must be repaid.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in January 2001 to James R. Tuer, our sole officer and director. This was accounted for as a cash shares purchase of $5,000.

As of August 31, 2001, our total assets were $3,176 and our total liabilities were $20,281.

MANAGEMENT

Officers and Directors

Our sole officer and director is James R. Tuer. In the future, we may have more than one officer and director. Pursuant to our bylaws, each director is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each officer is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our sole officer and director is set forth below:

Name and Address	Age	Positions
James R. Tuer 4454 West 14th Avenue Vancouver, British Columbia Canada V6R 2Y3	40	president, secretary, treasurer, principal accounting officer and sole member of the board of directors

Mr. Tuer has held his position as our sole officer and director since our inception and is expected to hold his office/position until the next annual meeting of our stockholders.

Background of Officers and Directors

James R. Tuer has been our president, treasurer, chief financial officer, secretary and a member of our board of directors since inception. Mr. Tuer has also been a director of the following public companies trading on the Canadian Venture Exchange. From December 1995 to October 2000, Mr. Tuer was president and director of Green Point Resources Inc. In October 2000, Green Point Resources Inc. was renamed Wildcard Wireless Solution Inc. From April 1996 to September 1998, Mr. Tuer was president and a director of True Exploration Ltd. True Exploration was renamed CompuSoft Canada Inc. in September 1998 and Trace Ability Solutions Inc. in February 2001. In October 1994, Mr. Tuer became a director of Highbourne Capital Corp. which was renamed A & E Capital Funding Inc. In October 2000, Mr. Tuer became a director of Tekwerks Solutions Inc. In June 2001, Mr. Tuer became a director of Takla Star Resources Ltd. Mr. Tuer continues to be a director of the aforementioned public companies. Since October 1999, Mr. Tuer has been the chief financial officer and a director of eRealty.ca, a privately held corporation engaged in the business of offering discount residential real estate services on the Internet. Mr. Tuer has not been an officer or director of a blank check company.

The term blank check company means any development stage company that is issuing a penny stock and that has (1) no specific plan or purpose or (2) has indicated that its business plan is to merge with an unidentified company or companies.

Conflicts of Interest

We believe that James R. Tuer will be subject to conflicts of interest. The conflicts of interest arise from Mr. Tuer's devotion of duties to other businesses unrelated to exploration or mining.

EXECUTIVE COMPENSATION

Mr. Tuer, our sole officer and director, was compensated in shares of common stock in the amount of $5,000 for his services and there is no plan to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering Assuming all of the Shares are Sold	Percentage of Ownership After the Offering Assuming all of the Shares are Sold
James R. Tuer 4454 West 14th Avenue Vancouver, British Columbia Canada V6R 2Y3	5,000,000	5,000,000	71.43%
All Officers and Directors as a Group (1 person)	5,000,000	5,000,000	71.43%

[1]The persons named above may be deemed to be a parent and promoter of Monterey Ventures by virtue of his/its direct and indirect stock holdings. Mr. Tuer is our only promoter.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to our sole stockholder, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 5,000,000 shares of stock were issued to Mr. Tuer our sole officer and director. He paid an average price of $0.001. He will likely sell a portion of his stock if the market price goes above $0.001. If he does sell his stock into the market, the sales may cause the market price of the stock to drop.

Because Mr. Tuer will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own approximately 71.43% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Nevada Agency and Trust Company, 50 West Liberty, Suite 880, Reno, Nevada 89501 and its telephone number is (775) 332-0626.

CERTAIN TRANSACTIONS

In January 2001, we issued a total of 5,000,000 shares of restricted common stock to James R. Tuer, our sole officer and director. This was accounted for as a cash share purchase of $5,000.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to August 31, 2001, included in this prospectus have been audited by Andersen Andersen & Strong, L.C., Certified Public Accountants, 941 East 3300 South, Suite 202, Salt Lake City, Utah 84106, telephone (801) 486-0096 as set forth in his report included in this prospectus.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Certified Public Accountant.

Our audited financial statement from inception to August 31, 2001 immediately follows:

INDEPENDENT AUDITOR'S REPORT	F-1
FINANCIAL STATEMENTS Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-2 F-3 F-4 F-5
NOTES TO THE FINANCIAL STATEMENTS	F-6

ANDERSEN ANDERSEN & STRONG, Certified Public Accountants and Business Consultants Member SEC Practice Section of the AICPA	941 East 3300 South, Suite 202 Salt Lake City, Utah 84106 Telephone 801 486-0096 Fax 801 486-0098

Board of Directors
Monterey Ventures, Inc.
Vancouver B. C. Canada

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheet of Monterey Ventures Inc. (exploration stage company) at August 31, 2001 and the statement of operations, stockholders' equity, and cash flows for the period January 16, 2001 (date of inception) to August 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monterey Ventures Inc. at August 31, 2001, and the results of operations, and cash flows for the period January 16, 2001 (date of inception) to August 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 5 . These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Andersen Andersen & Strong LC

Salt Lake City, Utah
November 30 , 2001

MONTEREY VENTURES INC.
(Exploration Stage Company)
BALANCE SHEET
August 31, 2001

ASSETS
CURRENT ASSETS
Cash	$3,176
Total Current Assets	3,176

OTHER ASSETS
Mineral claims - Note 3	-
$ 3,176 ============

LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES
Accounts payable	$20,281
Total Current Liabilities	20,281

STOCKHOLDERS' EQUITY
Common stock
100,000,000 shares authorized, at $.00001 par value; 5,000,000 shares issued and outstanding	50
Capital in excess of par value	4,950
Deficit accumulated during the exploration stage	(22,105)
Total Stockholders' Deficiency	(17,105)
$3,176 ============

The accompanying notes are an integral part of these financial statements.

MONTEREY VENTURES INC.
(Exploration Stage Company)
STATEMENT OF OPERATIONS
For the Period January 16, 2001 (Date of Inception) to August 31, 2001
REVENUES	$-

EXPENSES	22,105

NET LOSS	$(22,105) ============

NET LOSS PER COMMON SHARE
Basic	$-

AVERAGE OUTSTANDING SHARES
Basic	5,000,000

The accompanying notes are an integral part of these financial statements.

MONTEREY VENTURES INC.
(Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period January 16, 2001 (Date of Inception)
to August 31, 2001
	Common Stock		Capital in Excess of Par Value	Accumulated Deficit
	Shares	Amount

Balance January 16, 2001 (date of inception)	-	$-	$-	$-

Issuance of common stock for cash at $.001 - May 2001	5,000,000	50	4,950

Net operating loss for the period January 16, 2001 to August 31, 2001	-	-	-	(22,105)

Balance August 31, 2001	5,000,000 ============	$50 ============	$4,950 ============	$(22,105) ============

The accompanying notes are an integral part of these financial statements.

MONTEREY VENTURES INC.
( Exploration Stage Company)
STATEMENT OF CASH FLOWS
For the Period January 16, 2001 (Date of Inception) to August 31, 2001
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(22,105)

Adjustments to reconcile net loss to net cash provided by operating activities

Change in accounts payable	20,281

Net Decrease in Cash From Operations	(1,824)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	5,000
Net Increase in Cash	3,176
Cash at Beginning of Period	-
Cash at End of Period	$3,176 ===================

The accompanying notes are an integral part of these financial statements.

MONTEREY VENTURES INC.
(Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS

1.ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on January 16, 2001 with authorized common stock of 100,000,000 shares with $.00001 par value and has elected a fiscal year of August 31.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the exploration stage. (See note 3)

The Company has completed a private placement offering of 5,000,000 shares of its common capital stock for $5,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

On August 31, 2001 the Company had a net operating loss carryforward of $22,105. The tax benefit of approximately $6,632 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has no operations. The loss carryforward will expire in 2022

Earnings (Loss) Per Share

Earnings (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.

MONTEREY VENTURES INC.
( Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Capitalization of Mineral Claim Costs

Costs of acquisition, exploration, carrying, and retaining unproven properties are expensed as incurred. Costs incurred in proving and developing a property ready for production are capitalized and amortized over the life of the mineral deposit or over a shorter period if the property is shown to have an impairment in value. Expenditures for mine equipment are capitalized and depreciated over their useful lives.

Environmental Requirements

At the report date environmental requirements related to the mineral claims acquired ( note 3) are unknown and therefore an estimate of the any future cost cannot be made.

Financial Instruments

The carrying amounts of financial instruments, including cash and accounts payable, are considered by management to be their estimated fair values.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

3. ACQUISITION OF MINERAL CLAIMS

On February 8, 2001, the Company acquired mineral claims known as "Asha #1 through #4" Tenure #381773 to #381776 located in the Nicola Mining Division near Merritt, British Columbia. The terms of the purchase included a payment of $500 upon signing of the agreement and the future delivery of 2000 free trading shares in any public company that the claims may be transferred to. The claims have an expiration date of October 22, 2002.

The claims have not been proven to have commercially recoverable reserves and therefore the acquisition costs have been expensed.

MONTEREY VENTURES INC.
( Exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS (Continued)

4. RELATED PARTY TRANSACTIONS

Related parties have acquired all of the common capital stock issued.

5. GOING CONCERN

The Company will need additional working capital to service its debt and to be successful in its effort to develop the mineral claims acquired and therefore continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding, and long term financing, which will enable the Company to operate for the coming year.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee
Printing Expenses
Accounting Fees and Expenses
Federal Taxes
State Taxes rnd Fees
Listing Fees
Engineering Fees
Legal Fees and Expenses
Blue Sky Fees/Expenses
Trustees and Transfer Agent Fees

$100.00 500.00 7,000.00 0.00 0.00 0.00 400.00 25,000.00 1,000.00 1,000.00
TOTAL	$35,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
James R. Tuer 4454 West 14th Avenue Vancouver, British Columbia Canada V6R 2Y3	01/2001	5,000,000	Cash of $5,000

We issued the foregoing restricted shares of common stock to Mr. Tuer under Section 4(2) of the Securities Act of 1933. Mr. Tuer is a sophisticated investor, is the sole officer and director of the company, and was in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1 3.2 4.1 5.1 10.1 10.2 10.3 10.4 10.5 23.1 23.2 99.1

Articles of Incorporation.
Bylaws.
Specimen Stock Certificate.
Opinion of Conrad C. Lysiak, Esq. Regarding the legality of the securities begin registered.
Record of Posting by Richard Simpson
Record of Posting by Richard Simpson
Record of Posting by Richard Simpson
Record of Posting by Richard Simpson
Bill of Sale from Richard Simpson
Consent of Anderson, Anderson & Strong, L.C. Certified Public Accountants
Consent of Conrad C. Lysiak, Esq.
Subscription Agreement.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on this 27th day of December, 2001.

MONTEREY VENTURES INC.
BY:	/s/ James Tuer James R. Tuer, President, Treasurer, Secretary, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer and a sole member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James R. Tuer, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ James Tuer James R. Tuer	President, Chief Executive Officer, Treasurer, Secretary PrincipalAccounting Officer, Principal Financial Officer and sole member of the Board of Directors	December 27, 2001